QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.1

PILLSBURY WINTHROP LLP
50 Fremont Street
San Francisco, CA 94105

July 17, 2001

Matrix Pharmaceutical, Inc.
34700 Campus Drive
Fremont, California 94555
Re: Registration Statement on Form S-8

Ladies and Gentlemen:

    With reference to the Registration Statement on Form S-8 to be filed by Matrix Pharmaceutical, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to an additional aggregate of 1,250,000 shares of the Company's Common Stock issuable pursuant to the 1988 Restricted Stock Plan as amended and restated effective as of February 8, 2001 ("1988 Plan") and 1991 Directors Stock Option Plan as amended and restated effective as of February 8, 2001 ("Directors Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the 1988 Plan or Directors Plan, as applicable, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                      Very truly yours,

                      /s/ Pillsbury Winthrop LLP
                      Pillsbury Winthrop LLP

QuickLinks

EXHIBIT 5.1